              As filed with the Securities and Exchange Commission on April 23, 2001
                                                                            Registration No. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                            -----------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             --------------------
                                CONCEPTUS, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                            Conceptus, Inc.                   97-3170244
     (State or other jurisdiction             1021 Howard Avenue                 (I.R.S. employer
   of incorporation or organization)         San Carlos, CA  94070            identification number)

                                (650) 802-7240
                       (Address, including zip code, and
                    telephone number, including area code,
                 of registrant's principal executive offices)

                                 Steven Bacich
                               President and CEO
                                Conceptus, Inc.
                              1021 Howard Avenue
                             San Carlos, CA  94070
                                (650) 802-7240
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                             --------------------
                                  Copies to:
                             Michael W. Hall, Esq.
                              Ora T. Fisher, Esq.
                               Latham & Watkins
                            135 Commonwealth Drive
                         Menlo Park, California  94070
                                (650) 328-4600
                             --------------------
     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          --------------------------
                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                Proposed Maximum    Proposed Maximum
     Title of each class of Securities to       Amount to be     Offering Price    Aggregate Offering      Amount of
                be Registered                    Registered       Per Unit (1)          Price (1)       Registration Fee
----------------------------------------------------------------------------------------------------------------------------
       Common Stock ($0.003 par value)            1,642,858            $9.71               $15,952,151         $3,988
============================================================================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on April 20, 2001, in accordance with Rule 457(c) promulgated under the Securities Act of 1933.


  The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information contained in this prospectus is not complete and may be + + changed. These securities may not be sold until the related registration +
+ statement filed with the Securities and Exchange Commission becomes          +
+ effective. This prospectus is not an offer to sell nor is it seeking an + + offer to buy these securities in any state where the offer or sale is not +
+ permitted.                                                                   +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS
----------

                  SUBJECT TO COMPLETION, DATED APRIL 23, 2001


                                CONCEPTUS, INC.

                        1,642,858 Shares of Common Stock



     This prospectus covers up to 1,642,858 shares of Conceptus' common stock that may be offered for sale by the stockholders named in this prospectus and the person(s) to whom such stockholders may transfer their shares. The selling stockholders and any broker-dealer who may participate in sales of the shares may use this prospectus. See "Plan of Distribution."

     We will not receive proceeds from the sale of the shares. We will bear substantially all expenses of registration of the shares. The selling stockholders will pay any underwriting fees, discounts or commissions, and transfer taxes.

     Our common stock is traded on the Nasdaq National Market under the symbol "CPTS." On April 20, 2001 the last sale price for the common stock as reported on the Nasdaq National Market was $9.83.

                                 ______________

             Investing in the common stock involves certain risks.
                         See "Risk Factors" on page 2.

     Neither the SEC nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                                 ______________

                The date of this Prospectus is ________, 2001.

                                 ______________

                            SUMMARY OF OUR BUSINESS

     We develop, manufacture and market an innovative and proprietary non-surgical permanent birth control device for women. Our Selective Tubal Occlusion Procedure (STOP(TM)) delivers a flexible micro-coil into a woman's fallopian tubes and is designed to provide permanent birth control by causing a tissue in-growth that blocks the fallopian tubes. STOP is typically performed as an outpatient procedure and is intended to be a less-invasive, safer and less costly alternative to tubal ligation, the leading form of birth control in the U.S. and worldwide.

     We believe that STOP represents a fundamental advance over tubal ligation. Tubal ligation involves abdominal incisions, general anesthesia, three to four days of recovery time and the risks associated with a surgical procedure. The STOP procedure is a minimally invasive, typically 20-minute outpatient procedure that is usually performed with only a local anesthetic. No hospital stay is required, and patients are expected to resume normal activities within hours of the procedure. In our Phase II clinical study of more than 200 women, 89% of women rated tolerance of the placement procedure as "Good" to "Excellent." Additionally, 99% of women described their satisfaction with our device as "Good" to "Excellent" at the three, six, twelve, and eighteen month follow-up exams. We believe physicians will find STOP procedures easy to learn and perform after completing a short training program. We believe hospitals will benefit from a less complicated procedure resulting in lower overhead costs compared with tubal ligation. We expect payors to experience cost reductions resulting from the elimination of overhead and procedural costs related to general anesthesia and post-operative hospital stays.

     In May 2000, we initiated a pivotal trial designed to obtain 12-month safety, effectiveness and patient comfort data to support the filing of a Pre-Market Approval, or PMA, application with the Food and Drug Administration, or FDA. By December 31, 2000, STOP devices were placed by participating physician investigators in both fallopian tubes of 413 women, which exceeds the 400 patient minimum enrollment required by the FDA. We plan to file our PMA application with the FDA in the second half of 2002. We have tested the preliminary safety and effectiveness of STOP in a Phase II clinical study. As of March 23, 2001, more than 197 women had tested the STOP device in our Phase II clinical study for more than 2,460 woman months of effectiveness and 115 of these women have been relying on our STOP device for one year or longer. Since no method of birth control has proven 100% effective, we expect women participating in our pivotal trial and Phase II clinical study to report pregnancies in the future. However, as of April 18, 2001, no women relying on our current STOP device in our pivotal trial or Phase II clinical study had reported any pregnancies. Based on interim analysis of our pivotal trial and our Phase II study, adverse events attributable to our STOP device, occurred in 3.3% and 5.3% of women who had a placement attempt, respectively.

     STOP is listed with Australia's Therapeutic Goods Administration, allowing us to market and sell STOP in Australia. We have established a sales and marketing division in Australia, and we launched a consumer and physician marketing campaign in March 2001. In February 2001, we received approval to affix the CE Mark to STOP, which indicates that STOP is certified for sale throughout the European Union, subject to compliance with local regulations. We expect to make our first commercial sales of STOP in select European markets in 2002, following receipt of reimbursement approval, in certain countries. We intend to establish distribution partnerships in select European markets. In the U.S. we intend to begin selling STOP following FDA approval.

     Conceptus is a Delaware corporation formed in 1992. Our principal executive offices are located at 1021 Howard Avenue, San Carlos, California 94070, telephone (650) 802-7240.

                                 RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should consider carefully the risk factors contained in our most recent filing on Form 10-K and all other information contained in and incorporated by reference in this prospectus before deciding to purchase shares of our common stock. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project," or similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth under the caption "Risk Factors" and the documents incorporated by reference in this prospectus. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.

                           THE SELLING STOCKHOLDERS

     The following table provides information regarding the shares held and to be offered under this prospectus from time to time by each selling stockholder. Because the selling stockholders may sell all, some or none of their shares using this prospectus, we cannot estimate the number and percentage of shares that each selling stockholder will hold after any particular sale. We sold the shares to the selling stockholders in a private placement transaction for $7.00 per share on April 12, 2001. In connection with the sale, we agreed to file a registration statement providing for the resales of the shares as described in this prospectus.

                                                  Number of Shares
                                                       Owned                     Number of Shares
       Name of Selling Stockholder             Prior to this Offering             Being Offered
       ---------------------------             ----------------------            ----------------
The Kaufmann Fund                                         714,286                     714,286
Shoalside & Co.                                           214,286/(1)/                214,286
Pequot Scout Fund, L.P.                                   433,286                     142,857
LAMB Partners                                              94,286                      94,286
Neil G. Bluhm                                              90,000                      90,000
Anvers Healthcare Investors L.P.                           95,000                      65,000
Anacapa Investors, LLC-Anacapa Fund I                     202,286                      64,286
Pacific Asset Partners                                    201,000                      50,000
Clarion Partners, L.P.                                    276,714/(2)/                 39,340
Clarion Offshore Fund LTD                                  98,629/(2)/                 37,803
Pequot Navigator Offshore Fund, Inc.                       75,714                      35,714
Clarion Capital Corporation                               100,000/(2)/                 30,000
CLAM Partners                                              30,000                      30,000
Anvers L.P.                                                70,000                      25,000
Anvers II, L.P.                                            66,000                      10,000
                                                        ---------                   ---------
    Total                                               2,761,487                   1,642,858
                                                        =========                   =========

/(1)/ Certain affiliates of Shoalside & Co. own an aggregate of 174,600 shares of Conceptus' common stock.

/(2)/ Certain affiliates of Clarion Partners, L.P., Clarion Offshore Fund LTD and Clarion Capital Corporation own an aggregate of 13,300 shares of Conceptus' common stock.

     We are unaware of any material relationship between any selling stockholder and Conceptus in the past three years, other than as a result of ownership of shares.

                             PLAN OF DISTRIBUTION

     We are registering the shares on behalf of the selling stockholders. When we use the term "selling stockholders" in this prospectus, it includes donees, pledgees and other transferees who are selling shares received after the date of this prospectus from a selling stockholder whose name appears in "The Selling Stockholders."

     Selling stockholders may sell shares from time to time in a number of ways, including:

          .    in block transactions;

          . on the Nasdaq National Market or other national securities exchange on which the shares are traded;

          .    in the over-the-counter market;

          .    in negotiated transactions;

          .    through put or call option transactions relating to the shares;

          .    through short sales of shares; or

          . through a combination of these methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with any proposed sale of shares by the selling stockholders.

     The selling stockholders may sell shares in any manner permitted by law, including by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. The compensation paid to a particular broker-dealer might be in excess of customary commissions.

     The selling stockholders and any broker-dealers who act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of
Section 2(a)(11) of the Securities Act. Any commissions received by these broker-dealers and any profit on shares they resell while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales in the market.

     Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

     If we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act. The prospectus supplement will disclose:

          . the names of the selling stockholder and the participating broker-dealer(s);

          .    the number of shares involved;

          .    the price at which the shares were sold;

          . the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

          . that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

          .    other facts material to the transaction.

In addition, if we are notified by a selling stockholder that a donee, pledgee or other transferee intends to sell more than 500 shares, we will file a supplement to this prospectus if required by law.

     We will pay all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares.

     We have agreed to indemnify the selling stockholders against certain civil liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the shares offered hereby will be passed upon for Conceptus by Latham & Watkins, Menlo Park, California.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement with respect to the shares and the exhibits and schedules to the registration statement. For further information about Conceptus and the shares, reference is made to the registration statement.

     Conceptus is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, files annual and quarterly reports, proxy materials and other information with the SEC. You can inspect and copy reports and other information filed by Conceptus with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an internet site at http://www.sec.gov that contains reports and proxy and information statements regarding issuers, including Conceptus, that file electronically with the SEC.

     The following documents are incorporated by reference in this prospectus:

     (a) Conceptus' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, containing audited financial statements for each of the years in the three-year period ended December 31, 2000.

     (b) The description of common stock contained in Conceptus' registration statement on Form 8-A (File No. 0-27596) filed with the SEC on December 26, 1995.

     (d) Conceptus' Current Reports on Form 8-K filed with the SEC on January 12, 2001, February 20, 2001 and April 12, 2001.

     All documents we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the shares shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from their dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Upon request, you may obtain without charge a copy of any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents which are not specifically incorporated by reference therein). Upon request, you may also obtain without charge copies of this prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this prospectus under Section 10(a) of the Securities Act of 1933. Requests for such copies should be addressed to Glen K. Furuta, Vice President, Finance and Administration and Chief Financial Officer, Conceptus, Inc., 1021 Howard Avenue, San Carlos, California 94070 (telephone number (650) 802-7240).

================================================================================

We have not authorized any dealer, salesperson or other person to give any information or make any representations that differ from what is contained in this prospectus. You should not rely on any unauthorized information. This prospectus does not offer to sell or seek offers to buy any shares in any jurisdiction in which it is unlawful. The information in this prospectus is current only as of its date.

                                 _____________


                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
Summary of Our Business.....................................................         2
Risk Factors................................................................         3
Special Note Regarding Forward Looking Statements...........................         3
The Selling Stockholders....................................................         4
Plan of Distribution........................................................         5
Legal Matters...............................................................         7
Experts.....................................................................         7
Where You Can Find More Information.........................................         7


                               1,642,858 SHARES



                                CONCEPTUS, INC.


                                 COMMON STOCK

                                _______________


                                  PROSPECTUS

                                _______________



                              ____________, 2001


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The expenses relating to the registration of the shares will be borne by Conceptus. Such expenses are set forth in the table below.

     Securities Act Registration Fee..........................    3,988
     Nasdaq National Market Listing Fee.......................   17,500
     Legal Fees and Expenses*.................................   50,000
     Accounting Fees and Expenses*............................    6,000
     Miscellaneous*...........................................    2,512
                                                                -------
     Total*...................................................  $80,000
                                                                =======
     *  Estimated.

Item 15.  Indemnification of Directors and Officers.


     Conceptus' Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, a director of Conceptus shall not be personally liable to Conceptus or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to Conceptus or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of Conceptus' Amended and Restated Certificate of Incorporation is to eliminate the rights of Conceptus and its stockholders (through stockholders' derivative suits on behalf of Conceptus) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of Conceptus or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, Conceptus' Amended and Restated Certificate of Incorporation provides that Conceptus shall indemnify to the fullest extent permitted by law its directors, officers and employees and persons serving at any other enterprise as a director, officer or employee at Conceptus' request against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

     In addition, Conceptus has entered into agreements with certain directors and officers of Conceptus pursuant to which Conceptus has agreed to indemnify such persons against expenses (including attorneys' fees), judgments, fines and certain amounts paid in settlement actually and reasonably incurred by such indemnified person if such person is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such indemnified person is or was a director, officer, employee or agent of Conceptus or any subsidiary of Conceptus, due to any action or inaction on the part of the indemnified person while an officer or director, or because the indemnified person is or was serving at the request of Conceptus as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, so long as such indemnified person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Conceptus and, with respect to any criminal action or proceeding, if such indemnified person had no reasonable cause to believe his or her conduct was unlawful. The agreements also provide that such indemnified persons will be entitled to an advance of expenses to meet the obligations indemnified against as set forth above.


Item 16.  Exhibits.

     The following documents are filed as part of this registration statement.


Exhibit Number      Description
--------------      -----------

      4.1 Form of Stock Purchase Agreement by and among Conceptus, Inc. and the selling stockholders.

      5.1           Opinion of Latham & Watkins.

     23.1           Consent of Ernst & Young LLP.

     23.2 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1).

     24.1           Power of Attorney (included on signature page).
----------------


Item 17.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low end or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously discussed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on April 23, 2001.

                                        CONCEPTUS, INC.,
                                        a Delaware corporation

                                        By: /s/ Steven Bacich
                                            -------------------------
                                            Steven Bacich
                                            President and CEO


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Steven Bacich and Glen K. Furuta, jointly and severally, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                  Title                              Date
           ---------                                  -----                              ----
                                              Chairman of the Board
--------------------------------                   of Directors
            Kathryn Tunstall

            /s/ Steven Bacich                   President and CEO                April 23, 2001
--------------------------------                   and Director
              Steven Bacich                 (Principal Executive Officer)

           /s/ Glen K. Furuta               Vice President, Finance &            April 23, 2001
--------------------------------             Administration and Chief
             Glen K. Furuta                      Financial Officer
                                             (Principal Financial and
                                               Accounting Officer)

         /s/ Howard D. Palefsky                      Director                    April 23, 2001
--------------------------------
         Howard D. Palefsky

             /s/ Sanford Fitch                       Director                    April 23, 2001
--------------------------------
              Sanford Fitch

          /s/ Florence Comite                        Director                    April 23, 2001
--------------------------------
           Florence Comite

          /s/ Richard D. Randall                     Director                    April 23, 2001
--------------------------------
          Richard D. Randall

                                 EXHIBIT INDEX

   Exhibit Number                           Description
   --------------                           -----------

       4.1 Form of Stock Purchase Agreement by and among Conceptus, Inc. and the selling stockholders.

       5.1           Opinion of Latham & Watkins.

      23.1           Consent of Ernst & Young LLP.

      23.2 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1).

      24.1           Power of Attorney (included on signature page).

____________________________